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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Large Cap Series Funds, Inc.:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-89389 of our report dated December 20, 1999 on the statements of assets and liabilities of Merrill Lynch Large Cap Growth Fund, Merrill Lynch Large Cap Value Fund, and Merrill Lynch Large Cap Core Fund of Merrill Lynch Large Cap Series Funds, Inc. and to the reference to us under the caption "Independent Auditors" both of which appear in the Statement of Additional Information, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP
Princeton, New Jersey
December 20, 1999